UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 11, 2012

IVEDA SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53285	98-0611159
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Alma School Road, Suite 4450 Mesa, Arizona	85210
(Address of Principal Executive Offices)	(Zip Code)

(480) 307-8700
(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On January 11, 2012, Iveda Solutions, Inc. (“Iveda”) announced that MEGAsys, Iveda’s subsidiary in Taiwan, was awarded a remote digital video recording systems engineering contract by the New Taipei City Police Department (the “Project”). The contract amount of the Project is NT$66,511,768 (approximately US$2.2 million) over the contract period. The Project commences on January 13, 2012 and is expected to be completed in June 2012.  The contract also provides that the New Taipei City Police Department has the right to expand the Project to additional cities within the next two years at a cost of up to NT$76,806,591 (approximately US$2.5 million).

The Project includes new cameras and existing camera integration, fiber network, city-wide camera and network engineering and design, field construction, and utilization of an existing NVR system.  The Project includes Wugu, Sanchong, Tamsui, Luzhou, Tucheng, Xindian, Xinzhuang, Ruifang, and Linkou districts, New Taipei City.

A copy of the press release announcing the Project is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description

99.1	Press Release, dated January 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Iveda Solutions, Inc. (Registrant)

Date: January 11, 2012	By:	/s/ David Ly
David Ly
Chief Executive Officer